Exhibit 99.1

EXHIBIT 99.1

ASTRA ANNOUNCES THIRD QUARTER 2023 FINANCIAL RESULTS

ALAMEDA, California — November 16, 2023 — Astra Space, Inc. (“Astra”) (Nasdaq: ASTR) today announced financial results for its third quarter ended September 30, 2023.

Recent Business Highlights:

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Announced deliveries of 8 Astra Spacecraft Engines™ out of Sunnyvale manufacturing facility. These deliveries are expected to be recognized as revenue in Q4 2023 following anticipated customer acceptance.
•
Signed two new Astra Spacecraft Engine™ customer contracts totaling $11.7 million in contract value from the beginning of Q3 2023 through today. One of the customers is a major non-US defense prime and the other is an international commercial space company.

Third Quarter 2023 Financial Highlights:

For the three months ended September 30, 2023:

•
GAAP Net Loss was $29.7 million
•
Adjusted Net Loss* was $27.4 million
•
Adjusted EBITDA Loss* was $24.7 million
•
Capital Expenditures during the quarter totaled $1.3 million
•
Cash and Cash Equivalents totaled $13.9 million
•
Restricted Cash totaled $5.0 million

*Denotes Non-GAAP financial measure. Refer to “Explanation of Adjusted (or Non-GAAP) Financial Measures” later in this press release for reconciliation of GAAP to Non-GAAP financial measures.

_________

About Astra Space, Inc.

Astra’s mission is to Improve Life on Earth from Space® by creating a healthier and more connected planet. Astra pursues that mission through its Launch Services and Space Products businesses. Astra’s Launch Services business offers one of the lowest cost-per-launch dedicated orbital launch services of any operational launch provider in the world. Astra delivered its first commercial launch to low Earth orbit in 2021, making it the fastest company in history to reach this milestone, just five years after it was founded in 2016. Astra’s Space Products business offers one of the industry’s first flight-proven electric propulsion systems for satellites, the Astra Spacecraft Engine™. Astra Spacecraft Engines™ have extensive on-orbit flight heritage and are available as fully assembled units or as individual components in the Astra Propulsion Kit. Astra (NASDAQ: ASTR) was the first space launch company to be publicly traded on Nasdaq. Visit astra.com to learn more about Astra.

Forward Looking Statements

Certain statements made in this press release are “forward-looking statements”. Forward-looking statements may be identified by the use of words such as “anticipate”, “believe”, “expect”, “estimate”, “plan”, “outlook”, and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements may include projections of financial information; statements about historical results that may suggest trends for our business; statements of the plans, strategies, and objectives of management for future operations; and statements of expectation or belief regarding future events (including any acquisitions we may make), technology developments, our products, product sales, expenses, liquidity, cash flow and growth rates. Such statements are based on management’s current expectations, estimates, forecasts and projections of our performance, our industry’s performance and macroeconomic conditions, judgment, beliefs, views on current trends and market conditions. Such forward-looking statements inherently involve risks and uncertainties that may cause actual results to differ materially from those contained in the forward-looking statements. We derive most of our forward-looking statements from our operating budgets and forecasts, which are based upon many detailed assumptions. While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors, and it is impossible for us to anticipate all factors that could affect our actual results. Accordingly, we caution readers not to place undue reliance on these statements. Forward-looking statements may include, for example, statements about:

•
the commencement of commercial operations related to our launch system currently in development and the shifting of the flight dates for the launch of payloads currently under contract with our customers;
•
our ability to raise financing in the future;
•
factors relating to our business, operations and financial performance, including:
o
our ability to grow and manage growth profitably;
o
our ability to maintain relationships with customers and suppliers; and
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competing in the global space industry.
•
market conditions and global and economic factors beyond our control, general economic conditions, unemployment and our liquidity, operations and personnel;
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our ability to maintain the listing of our Class A Common Stock on Nasdaq; and
•
future exchange and interest rates.

These forward-looking statements are based on information available as of the date of this quarterly report on Form 10-Q and on management’s current expectations, forecasts and assumptions. These forward-looking statements involve a number of judgments, risks and uncertainties. Important factors could cause actual results to differ materially from those indicated or implied by forward-looking statements such as those contained in documents we have filed with the SEC. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update or revise forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. For a discussion of the risks involved in our business, see the section entitled, “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 30, 2023, as updated by factors disclosed in the section titled "Risk Factors" in our Quarterly Reports on Form 10-Q for the three months ended March 31, 2023, filed with the SEC on May 15, 2023, and the three and six months ended June 30, 2023, filed with the SEC on August 14, 2023. Should one or more of these risks or uncertainties materialize, or should any of the underlying assumptions prove incorrect, actual results may vary in material respects from those expressed or implied by these forward-looking statements. Investors should not place undue reliance on these forward-looking statements.

Explanation of Non-GAAP (or Adjusted) Financial Measures

This press release includes information about Adjusted Net Loss and Adjusted EBITDA (collectively the “non-GAAP financial measures”), all of which are non-GAAP financial measures. These non-GAAP financial measures are measurements of financial performance that are not prepared in accordance with U.S. generally accepted accounting principles and computational methods may differ from those used by other companies. Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with Astra’s condensed consolidated financial statements prepared in accordance with GAAP. Non-GAAP financial measures are reconciled to their most comparable GAAP measures in the table set forth in this release.

We believe that both management and our investors benefit from referring to these non-GAAP financial measures in planning, forecasting and analyzing future periods. Specifically, our management uses these non-GAAP financial measures in planning, monitoring and evaluating our financial and operational decision making and as a means to evaluate period-to-period comparisons. Our management recognizes that the non-GAAP financial measures have inherent limitations because of the excluded items described below.

We believe that providing the non-GAAP financial measures, together with the reconciliation to GAAP measures, helps investors make comparisons between Astra and other companies in our industry. In making any comparisons to other companies in our industry, investors need to be aware that companies use different non-GAAP measures to evaluate their financial performance. Investors should pay close attention to the specific definition being used and to the reconciliation between such measure and the corresponding GAAP measure provided by each company under applicable SEC rules.

We define Free Cash Flow as cash used in operating activities including cash used for capital expenditures.

Adjusted Gross Loss differs from GAAP Gross Loss in that it excludes inventory and deferred launch cost write-downs related to discontinuance of production of our current version of launch system.

Adjusted Net Loss differs from GAAP Net Loss in that it excludes the items excluded from Adjusted Gross Loss and the following items: (a) stock-based compensation, (b) loss on change in fair value of contingent consideration, (c) cash earnout compensation cost related to the acquisition of Apollo Fusion, (d) fixed asset adjustment, (e) inventory reserve adjustment, (f) production capitalization adjustment and (g) other special items. For the three months ended September 30, 2022, other special items primarily related to amortization of licensed intellectual property, employee COVID-19 testing expenses and payroll taxes. Other special items primarily related to Worker Adjustment and Retraining Notification (WARN) for the three months ended September 30, 2023.

We define Adjusted EBITDA as Adjusted Net Loss, excluding the following items: (a) interest income, (b) interest expense, (c) accretion/amortization of marketable securities, (d) gain/loss on marketable securities and (e) depreciation and amortization. We are unable to predict with reasonable certainty the ultimate outcome of these exclusions without unreasonable effort. We are unable to predict with reasonable certainty the ultimate outcome of these exclusions without unreasonable effort.

Astra Space, Inc.
Condensed Consolidated Statement of Operations
(Unaudited, in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Revenues
Launch services	$—	$—	$—	$5,899
Space products	256	2,777	963	3,471
Total revenues	256	2,777	963	9,370
Cost of revenues
Launch services	—	—	—	28,193
Space products	232	1,071	620	1,337
Total cost of revenues	232	1,071	620	29,530
Gross profit (loss)	24	1,706	343	(20,160)

Operating expenses
Research and development	21,677	32,821	77,154	111,546
Sales and marketing	1,630	4,052	4,764	13,452
General and administrative	9,834	19,222	33,096	60,816
Impairment expense	—	75,116	—	75,116
Goodwill impairment	—	58,251	—	58,251
(Gain) loss on change in fair value of contingent consideration	(4,510)	11,949	(23,900)	29,249
Total operating expenses	28,631	201,411	91,114	348,430
Operating loss	(28,607)	(199,705)	(90,771)	(368,590)
Interest income	99	616	1,813	1,146
Interest expense	(1,339)	—	(1,339)	—
Other income/(expense), net	101	(25)	1,654	314
Loss before taxes	(29,746)	(199,114)	(88,643)	(367,130)
Provision for income tax	—	—	—	—
Net loss	$(29,746)	$(199,114)	$(88,643)	$(367,130)

Basic and diluted loss per share
Weighted average basic and diluted shares - Class A	14,596	14,053	14,434	13,954
Loss per share	$(1.63)	$(11.21)	$(4.89)	$(20.79)
Weighted average basic and diluted shares - Class B	3,703	3,703	3,703	3,703
Loss per share	$(1.63)	$(11.21)	$(4.89)	$(20.79)

Astra Space, Inc.
Condensed Consolidated Balance Sheets
(Unaudited, in thousands)

	September 30, 2023	December 31, 2022
Assets:
Cash and cash equivalents	$13,870	$33,644
Restricted cash	5,000	—
Marketable securities	—	69,173
Trade accounts receivables	1,553	5,327
Inventories	13,686	4,142
Prepaid and other current assets	15,816	13,496
Total current assets	49,925	125,782
Property, plant and equipment, net	29,322	24,271
Right-of-use asset	10,273	12,813
Intangible assets, net	8,443	10,132
Other non-current assets	1,801	1,701
Total assets	$99,764	$174,699

Liabilities and Stockholders' Equity:
Accounts payable	$7,052	$1,799
Operating lease obligation, current portion	3,801	3,800
Contingent consideration	10,000	33,900
Accrued expenses and other current liabilities	48,658	42,043
Senior note, net	7,076	—
Total current liabilities	76,587	81,542
Operating lease obligation, net of current portion	6,814	9,051
Other non-current liabilities	8,301	1,796
Total liabilities	91,702	92,389

Total stockholders’ equity	8,062	82,310
Total liabilities and stockholders’ equity	$99,764	$174,699

Astra Space, Inc.
Summary of Cash Flow Data
(Unaudited, in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Cash used in operating activities	$(18,066)	$(42,753)	$(87,554)	$(134,615)
Capital expenditures	(1,260)	(7,979)	(9,483)	(40,043)
Free cash flow (non-GAAP)	$(19,326)	(50,732)	(97,037)	(174,658)
Cash provided by (used in) investing activities	$11,724	$5,859	$60,511	$(124,088)
Cash provided by financing activities	$11,828	$487	$12,269	$1,304

Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures
(Unaudited, in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Revenues
Launch services	$-	$-	$-	$5,899
Space products	256	2,777	963	3,471
Total revenues	256	2,777	963	9,370
Cost of revenues
Launch services	—	—	—	28,193
Space products	232	1,071	620	1,337
Total cost of revenues	232	1,071	620	29,530
Gross profit (loss)	$24	$1,706	$343	$(20,160)
GAAP gross margin	9%	61%	36%	(215%)
Inventory adjustments	—	—	—	10,200
Capitalize launch costs write downs	—	—	—	2,213
Adjusted gross profit (loss)	$24	$1,706	$343	$(7,747)
Adjusted gross margin	9%	61%	36%	(83%)

GAAP net loss	$(29,746)	$(199,114)	$(88,643)	$(367,130)
Stock-based compensation	4,759	13,748	7,975	43,580
(Gain) loss on change in fair value of contingent consideration	(4,510)	11,949	(23,900)	29,249
Apollo cash earnout compensation	—	(1,900)	—	675
Inventory write downs	—	1,012	—	11,212
Capitalized launch cost expense adjustments	—	—	—	2,213
Impairment expense	—	75,116	—	75,116
Goodwill Impairment	—	58,251	—	58,251
Employee retention credit	—	(4,283)	—	(4,283)
Other special items	2,090	18	905	2,796
Adjusted net loss	$(27,407)	$(45,203)	$(104,568)	$(148,321)
Interest income	(99)	(616)	(1,813)	(1,146)
Interest expense	1,339	—	1,339	—
Accretion (amortization) of marketable securities	(37)	(99)	(716)	33
Realized gain/loss on investment	5	(9)	5	123
Depreciation and amortization	1,546	4,425	4,579	12,058
Adjusted EBITDA	$(24,653)	$(41,502)	$(101,174)	$(137,253)

Investor Contact:

investors@astra.com

Media Contact:

press@astra.com